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                                                                EX-99.a.2(k)

                                                                AMENDMENT NO. 11

                         CERTIFICATE OF THE SECRETARY
                                    of the
                          BRINSON RELATIONSHIP FUNDS

                   RESOLUTIONS APPROVING THE RE-DESIGNATION
                                      OF

                     BRINSON GLOBAL (Ex-U.S.) EQUITY FUND

     Pursuant to Article III, Section 3.6 of the By-Laws, dated August 22, 1994, of Brinson Relationship Funds, a Delaware Business Trust (the "Trust"), Carolyn
M. Burke does hereby certify the following:

     1.   She is the duly elected, qualified and acting Secretary of the Trust.

     2. Attached hereto as incorporated by reference into the Trust's Amended and Restated Agreement and Declaration of Trust dated August 15, 1994, as
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     amended May 20, 1996 and August 21, 2000 (the "Declaration"), pursuant to
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     Article IX, Section 9.8(f) of the Declaration, is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") with respect to the re-designation of the Brinson Global (Ex-U.S.) Equity Fund to the Brinson International Equity Fund..

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on August 21, 2000 at which a
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     quorum was present and, as subsequently amended by resolutions adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 21st day of August, 2000.


(Trust Seal)
                                        /s/ Carolyn M. Burke
                                        -------------------------------
                                        Carolyn M. Burke, Secretary
                                        Brinson Relationship Funds

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    Resolutions Adopted August 24, 1998 and Incorporated By Reference Into
                    the Agreement and Declaration of Trust
                       of the Brinson Relationship Funds
  dated August 15, 1994, as amended on May 20, 1996 and August 21, 2000 (the
        "Declaration"), Pursuant to Article IX, Section 9.8(f) thereof

                         APPROVAL OF RE-DESIGNATION OF
                     BRINSON GLOBAL (Ex-U.S.) EQUITY FUND
                     as BRINSON INTERNATIONAL EQUITY FUND


"RESOLVED,     that the Board of Trustees hereby redesignates the Series
               currently known as the Global (Ex-U.S). Equity Fund as the International Equity Fund, which redesignation will be effective upon the next filing of the Trust's registration statement with the SEC; and

FURTHER
RESOLVED,      that the officers of the Trust, with the advice of Trust counsel, are hereby authorized and directed to take such actions as are necessary to effectuate the redesignation of the Series identified above, including making such revisions to the Trust's registration statement, prospectuses, and other relevant documents, as required.